UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2010

CELLU TISSUE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34606	06-1346495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1855 Lockeway Drive

Suite 501

Alpharetta, Georgia 30004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (678) 393-2651

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 27, 2010, Cellu Tissue Holdings, Inc., a Delaware corporation (“Cellu Tissue”), was acquired by Clearwater Paper Corporation, a Delaware corporation (“Clearwater Paper”), pursuant to that certain Agreement and Plan of Merger, dated as of September 15, 2010 (the “Merger Agreement”), by and among Clearwater Paper, Cellu Tissue, and Sand Dollar Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Clearwater Paper (“Merger Sub”). Clearwater Paper’s acquisition of Cellu Tissue was effected by merging Merger Sub with and into Cellu Tissue (the “Merger”). As a result of the Merger, Merger Sub ceased to exist and Cellu Tissue, the surviving entity, is a wholly-owned subsidiary of Clearwater Paper.

In connection with the Merger, each issued and outstanding share of Cellu Tissue common stock immediately prior to the effective time of the Merger, other than shares of Cellu Tissue common stock (a) owned by Clearwater Paper or Merger Sub, (b) held by Cellu Tissue as treasury stock or otherwise or by any wholly-owned subsidiary of Cellu Tissue and (c) held by dissenting stockholders who exercised and perfected their appraisal rights under Delaware law, were cancelled and automatically converted into the right to receive $12.00 per share in cash, without interest and less any applicable withholding taxes.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to Cellu Tissue’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 16, 2010 and incorporated herein by reference.

Supplemental Indentures under Clearwater Paper’s 2009 Notes and 2010 Notes

On June 11, 2009, Clearwater Paper entered into an indenture (the “2009 Notes Indenture”) with U.S. Bank National Association, as Trustee (the “Trustee”), relating to Clearwater Paper’s $150 million aggregate principal amount of 10 5/8% Senior Notes due 2016 (the “2009 Notes”).

On October 22, 2010, Clearwater Paper entered into an indenture (the “2010 Notes Indenture”) with the Trustee relating to Clearwater Paper’s $375 million aggregate principal amount of 7 1/8% Senior Notes due 2018 (the “2010 Notes”).

On December 27, 2010, Cellu Tissue, certain subsidiaries of Cellu Tissue, Clearwater Paper and the Trustee executed a supplemental indenture to the 2009 Notes Indenture (the “Supplemental 2009 Notes Indenture”), and a supplemental indenture to the 2010 Notes Indenture (the “Supplemental 2010 Notes Indenture”), providing for a guarantee of the payment of principal, premium and interest on the 2009 Notes and the 2010 Notes, respectively.

The 2009 Notes Indenture and 2010 Notes Indenture contain covenants that, among other things, limit Clearwater Paper’s ability and the ability of Cellu Tissue and its guarantor subsidiaries to (i) borrow money, (ii) pay dividends, redeem or repurchase its capital stock, (iii) make investments, (iv) sell assets, (v) create restrictions on the payment of dividends or other amounts to Clearwater Paper from its subsidiary guarantors, (vi) enter into transactions with affiliates, (vii) enter into sale and lease back transactions, (viii) create liens and (ix) consolidate, merge or sell all or substantially all of its assets. These covenants are subject to a number of exceptions, limitations and qualifications set forth in the 2009 Notes Indenture and 2010 Notes Indenture.

The foregoing descriptions of the 2009 Notes Indenture and the 2010 Notes Indenture are qualified in their entirety by reference to the 2009 Notes Indenture, which is attached as Exhibit 4.2 to Clearwater Paper’s Current Report on Form 8-K filed with the SEC on June 12, 2009 and incorporated herein by reference, and by reference to the 2010 Notes Indenture, which is attached as Exhibit 4.1 to Clearwater Paper’s Current Report on Form 8-K filed with the SEC on October 27, 2010 and incorporated herein by reference.

The foregoing descriptions of the Supplemental 2009 Notes Indenture and the Supplemental 2010 Notes Indenture are qualified in their entirety by reference to the Supplemental 2009 Notes Indenture, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, and by reference to the Supplemental 2010 Notes Indenture, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Guaranty under the Clearwater Paper Credit Agreement

Pursuant to that certain Loan and Security Agreement, dated as of November 26, 2008, by and among Bank of America, N.A., as administrative agent for the lenders, the lenders party thereto and Clearwater Paper (the “Credit Agreement”), the lenders made available to Clearwater Paper a revolving credit facility in an initial aggregate principal amount not to exceed $125 million.

The amount available to Clearwater Paper under the Credit Agreement is based on the lesser of (i) the sum of 85% of eligible accounts receivable and 65% of eligible inventory minus deductions for liens on the collateral and reserves that may be established from time to time by the agent for inventory, dilution, rent, bank products, royalties on intellectual property licenses, pensions, repurchases and other matters, or (ii) $125 million. The Credit Agreement is a revolving facility with a term ending November 26, 2012 and is secured by first priority liens on certain future and existing assets of the borrowers and the subsidiary guarantors, including accounts receivable, inventory, and deposit accounts.

Concurrent with the execution of the Merger Agreement on September 15, 2010, Clearwater Paper amended the Credit Agreement to, among other things, (i) permit the Merger and the other transactions contemplated by the Merger Agreement and, in connection therewith, to issue up to $500 million principal amount of debt securities or, alternatively, to draw the committed amounts under a commitment letter, (ii) permit the construction of the previously announced tissue manufacturing facility in Shelby, North Carolina, including an increase in permitted capital expenditures of up to an aggregate of $150 million per year in 2011 and 2012 and incurring additional debt to finance or refinance the construction thereof, up to $250 million, and (iii) change the interest rate margins applicable to base rate loans and Libor loans in circumstances based on Clearwater Paper’s fixed charge coverage ratio from time to time, and to reduce the fees paid by Clearwater Paper on undrawn amounts.

The Credit Agreement contains covenants that, among other things, limit Clearwater Paper’s and its subsidiary guarantors’ ability to create liens, merge or consolidate, incur indebtedness and guarantees, declare and pay dividends, repurchase or redeem capital stock and indebtedness, make certain investments or acquisitions, or enter into certain transactions with affiliates.

A minimum fixed charge coverage ratio is the only financial covenant requirement under the Credit Agreement and must be complied with only when an event of default exits or when availability falls below $50 million, at which time the minimum fixed charge coverage ratio must be at least 1.0-to-1.0.

Events of default under the Credit Agreement include, but are not limited to, payment defaults, covenant defaults, breaches of representations and warranties, cross defaults to certain other material agreements and indebtedness, bankruptcy and other insolvency events, material adverse judgments, actual or asserted invalidity of security interests or loan documentation, and certain change of control events.

Cellu Tissue and certain subsidiaries of Cellu Tissue have guaranteed all of the obligations of Clearwater Paper under the Credit Agreement, pursuant to a Guarantee and Security Agreement, dated December 27, 2010 (the “Cellu Tissue Guaranty”). In addition, the obligations of Clearwater Paper under the Credit Agreement are secured by first priority liens on certain of the assets of Cellu Tissue and the other subsidiaries of Cellu Tissue party to the Cellu Tissue Guaranty.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is attached as Exhibit 10.1 to Clearwater Paper’s Current Report on Form 8-K filed with the SEC on November 26, 2008 and incorporated herein by reference, by reference to the First Amendment to the Loan and Security Agreement, which is attached as Exhibit 10.3 to Clearwater Paper’s Current Report on Form 8-K filed with the SEC on September 21, 2010 and incorporated herein by reference, and by reference to the Second Amendment to the Loan and Security Agreement, which is attached as Exhibit 10.1 to Clearwater Paper’s Current Report on Form 8-K filed with the SEC on October 27, 2010 and incorporated herein by reference.

The foregoing description of the Cellu Tissue Guaranty is qualified in its entirety by reference to the Cellu Tissue Guaranty, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Guaranty under the CityForest Second Amended and Restated Reimbursement Agreement

Cellu Tissue-CityForest LLC (“CityForest”), a wholly-owned subsidiary of Cellu Tissue, is party to a loan agreement, dated March 1, 1998, with the City of Ladysmith, Wisconsin, pursuant to which the City of Ladysmith loaned the proceeds of its Variable Rate Demand Solid Waste Disposal Facility Revenue Bonds, Series 1998, (the “IRBs”) to CityForest to finance the construction by CityForest of a solid waste disposal facility. Approximately $16 million in aggregate principal face amount of the IRBs is outstanding as of the date hereof. The IRBs have scheduled semi-annual payments of principal, with the balance payable at maturity on March 1, 2028. The IRBs are guaranteed by Cellu Tissue and contain various customary covenants and events of default.

CityForest is required, under the terms of the Indenture of Trust governing the IRBs (the “CityForest Indenture”), to provide a letter of credit in favor of the trustee (the “Bonds Trustee”) under the CityForest Indenture. CityForest previously entered into the Amended and Restated Reimbursement Agreement, dated as of March 21, 2007 (the “Original Reimbursement Agreement”), by and between CityForest and Associated Bank, National Association (“Associated Bank”) pursuant to which Associated Bank provided a letter of credit to the Bonds Trustee (the “Letter of Credit”).

In connection with the Merger, CityForest entered into a Second Amended and Restated Reimbursement Agreement, dated as of December 27, 2010, with Associated Bank (the “Second

Amended and Restated Reimbursement Agreement”), amending and restating the Original Reimbursement Agreement.

The Bonds Trustee is required to draw upon the Letter of Credit to pay principal and interest due on the IRBs, and to provide liquidity to purchase IRBs tendered to CityForest by bondholders and not remarketed; and CityForest is obligated under the Second Amended and Restated Reimbursement Agreement to reimburse Associated Bank for any such draws. The expiration date of the Letter of Credit is February 15, 2012.

Under the terms of the Second Amended and Restated Reimbursement Agreement, CityForest has agreed, on or before September 30, 2011, to cause the Letter of Credit to be replaced with a substitute letter of credit from a third party bank. CityForest’s failure to cause the Letter of Credit to be replaced by September 30, 2011 will constitute an event of default under the Second Amended and Restated Reimbursement Agreement.

The Second Amended and Restated Reimbursement Agreement contains customary events of default, including payment defaults; breaches of representations and warranties; covenant defaults; cross-defaults to certain other debt; certain events of bankruptcy and insolvency; judgment defaults; certain defaults related to the Employee Retirement Income Security Act of 1974, as amended; and a change of control of Clearwater Paper.

The Second Amended and Restated Reimbursement Agreement also contains various customary representations and warranties and negative covenants. The negative covenants include limitations on indebtedness; liens; acquisitions, mergers and consolidations; investments; guarantees; asset sales; sale and leaseback transactions; dividends and distributions; transactions with affiliates; capital expenditures; and changes to the status of the IRBs. CityForest is also required to comply on a quarterly basis with a maximum leverage covenant and a minimum fixed charge coverage covenant.

Cellu Tissue has guaranteed all of the obligations of CityForest under the Second Amended and Restated Reimbursement Agreement, pursuant to a Guaranty, dated December 27, 2010 (the “Cellu Tissue Bank Guaranty”), executed in favor of Associated Bank.

The foregoing description of the Second Amended and Restated Reimbursement Agreement is qualified in its entirety by reference to the Second Amended and Restated Reimbursement Agreement, a copy of which attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

The foregoing description of the Cellu Tissue Bank Guaranty is qualified in its entirety by reference to the Cellu Tissue Bank Guaranty, a copy of which is attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On December 27, 2010, in connection with the consummation of the Merger, (i) that certain Shareholders’ Agreement of Cellu Tissue Holdings, Inc. dated January 27, 2010, by and between Cellu Tissue Holdings, Inc. and Weston Presidio V, L.P., was terminated by the parties thereto; (ii) Cellu Tissue repaid in full all outstanding advances under, and terminated, the Credit Agreement, dated as of June 12, 2006, among Cellu Paper Holdings, Inc., Cellu Tissue, as U.S. Borrower, Interlake Acquisition Corporation Limited, a subsidiary of Cellu Tissue, as Canadian Borrower, the loan guarantors party thereto, JPMorgan Chase Bank, N.A., as U.S. Administrative

Agent, JPMorgan Chase Bank, N.A. Toronto Branch, as Canadian Administrative Agent, and the lenders party thereto; and, (iii) Cellu Tissue satisfied and discharged its obligations under the Indenture, dated as of June 3, 2009, among Cellu Tissue, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Cellu Tissue Indenture”), governing Cellu Tissue’s 11 1/2% Senior Secured Notes Due 2014 (the “Cellu Tissue Notes”).

Item 2.03	Creation of a Direct Financial Obligation

The disclosures under Item 1.01 of this Current Report on Form 8-K under the captions “Supplemental Indentures under Clearwater Paper’s 2009 Notes and 2010 Notes,” “Guaranty Under the Clearwater Paper Credit Agreement,” and “Guaranty Under the CityForest Second Amended and Restated Reimbursement Agreement,” are incorporated by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the New York Stock Exchange (the “Exchange”) was notified that each outstanding share of Cellu Tissue common stock (except as described in Item 1.01 above) was converted pursuant to the Merger into a right to receive $12.00 per share in cash, without interest and less any applicable withholding taxes, subject to the terms and conditions of the Merger Agreement. On December 27, 2010, Cellu Tissue requested that the Exchange file a notification of removal from listing on Form 25 with the SEC with respect to the delisting of the shares of Cellu Tissue common stock. Trading in shares of Cellu Tissue common stock was suspended as of the close of trading on December 27, 2010.

In addition, Cellu Tissue intends to file with the SEC a certification on Form 15 to suspend its duty under Section 15(d) of the Securities Exchange Act of 1934 to file reports required by Section 13(a) of such Act.

Item 3.03	Material Modification to Rights of Security Holders.

Common Stock

Effective as of the effective time of the Merger, each share of Cellu Tissue common stock (except as described in Item 1.01 above) ceased to be outstanding and each holder ceased having any rights with respect thereto, except the right to receive the per share merger consideration.

Cellu Tissue Notes

The disclosures under Item 1.02 of this Current Report on Form 8-K regarding the satisfaction and discharge of the Cellu Tissue Indenture governing the Cellu Tissue Notes are incorporated by reference.

Item 5.01	Changes in Control of Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K regarding the Merger is incorporated by reference.

On December 27, 2010, pursuant to the terms of the Merger Agreement, Clearwater Paper completed its acquisition of Cellu Tissue via the Merger, and Cellu Tissue became a wholly-

owned subsidiary of Clearwater Paper. The aggregate purchase price paid for all equity securities of Cellu Tissue was approximately $247 million. The purchase price was funded from cash of Clearwater Paper and proceeds from Clearwater Paper’s issuance of its 2010 Notes.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures under Item 1.01 of this Current Report on Form 8-K regarding the Merger are incorporated by reference.

Departure of Directors

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, Merger Sub’s directors became the directors of Cellu Tissue. The new directors of Cellu Tissue are Gordon L. Jones, Linda K. Massman and Michael S. Gadd.

Pursuant to resignation letters delivered on December 27, 2010, all of Cellu Tissue’s executive officers resigned immediately prior to the effective time of the Merger. The new executive officers of Cellu Tissue that replaced the previous executive officers are Gordon L. Jones, President and Chief Executive Officer, Linda K. Massman, Vice President, Finance and Chief Financial Officer, and Michael S. Gadd, Vice President, General Counsel and Corporate Secretary.

Gordon L. Jones, age 60, has served as President and Chief Executive Officer, and a director of the Clearwater Paper since December 2008. From July 2008 to December 2008, Mr. Jones served as a Vice President of Potlatch Corporation, pending completion of the spin-off of Clearwater Paper Corporation. Mr. Jones also serves as the President and Managing Member of Jones Investment Group LLC, an investment company, since 2001. Prior to that, Mr. Jones served from May 1999 to November 2000 as President, Chief Executive Officer, and Director of Blue Ridge Paper Products, Inc.

Linda K. Massman, age 44, has served as Vice President, Finance and Chief Financial Officer of Clearwater Paper since December 2008. From September 2008 to December 2008, Ms. Massman served as a Vice President of Potlatch Corporation, pending completion of the spin-off of Clearwater Paper Corporation. From May 2002 to August 2008, Ms. Massman served as the Group Vice President, Finance and Corporate Planning for SUPERVALU Inc., a grocery retail company. Prior to that, Ms. Massman served from 1999 to 2001 as Vice President, Business Planning and Operations for Viquity Corporation, an enterprise software company.

In connection with Russell Taylor’s resignation from his position as Chief Executive Officer and President of Cellu Tissue, on December 27, 2010 Clearwater Paper provided Mr. Taylor with a separation agreement (the “Taylor Separation Agreement”) under which Clearwater Paper agreed to provide Mr. Taylor with the severance benefits he is entitled to upon his termination of his employment with Cellu Tissue for “Good Reason,” as such term is defined in his Employment Agreement with Cellu Tissue, dated May 8, 2006, and subsequently amended on January 18, 2010, September 15, 2010 and November 18, 2010 (the “Taylor Severance Benefits”), subject to Mr. Taylor providing a general release of all claims against Clearwater Paper and its past and present subsidiaries. Mr. Taylor’s receipt of the Taylor Severance Benefits is conditioned on (i) Mr. Taylor signing and returning the Taylor Separation Agreement by February 17, 2011 and (ii) not revoking the Taylor Separation Agreement during the revocation period provided for in the Taylor Separation Agreement.

In connection with David Morris’ resignation from his position as Chief Financial Officer of Cellu Tissue, on December 27, 2010 Clearwater Paper provided Mr. Morris with a separation agreement (the “Morris Separation Agreement”) under which Clearwater Paper agreed to provide Mr. Morris with the severance benefits he is entitled to upon his termination of his employment with Cellu Tissue for “Good Reason,” as such term is defined in his Employment Agreement with Cellu Tissue, dated August 6, 2007, and subsequently amended on January 18, 2010, September 15, 2010 and November 18, 2010 (the “Morris Severance Benefits”), subject to Mr. Morris providing a general release of all claims against Clearwater Paper and its past and present subsidiaries. Mr. Morris’s receipt of the Morris Severance Benefits is conditioned on Mr. Morris (i) signing and returning the Morris Separation Agreement by February 17, 2011 and (ii) not revoking the Morris Separation Agreement during the revocation period provided for in the Morris Separation Agreement.

The foregoing descriptions of the Taylor Separation Agreement and Morris Separation Agreement are qualified in their entirety by reference to the Taylor Separation Agreement and Morris Separation Agreement, copies of which are attached as Exhibit 10.6 and Exhibit 10.7, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 27, 2010 and upon the effective time of the Merger, Cellu Tissue amended and restated its certificate of incorporation (the “Restated Charter”). The Restated Charter provides for (i) one class of stock designated “Common Stock” with a par value of $0.001 per share and (ii) authorizes for issuance 1,000 shares of Common Stock. The foregoing description of the Restated Charter is qualified in its entirety by reference to the Restated Charter, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

On December 27, 2010 and upon the effective time of the Merger, Cellu Tissue amended and restated its bylaws, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated Bylaws.

10.1	Supplemental Indenture to Clearwater Paper Corporation’s 10 5/8% Senior Notes due 2016 dated as of December 27, 2010, among Cellu Tissue Holdings, Inc., the subsidiary guarantors, Clearwater Paper Corporation and U.S. Bank National Association, as Trustee.

10.2	Supplemental Indenture to Clearwater Paper Corporation’s 7 1/8% Senior Notes due 2018 dated as of December 27, 2010, among Cellu Tissue Holdings, Inc., the subsidiary guarantors, Clearwater Paper Corporation and U.S. Bank National Association, as Trustee.

10.3	Guaranty and Security Agreement dated as of December 27, 2010, by Cellu Tissue Holdings, Inc. and the subsidiary guarantors in favor of Bank of America, N.A., as agent on behalf of each secured party.

10.4	Second Amended and Restated Reimbursement Agreement dated as of December 27, 2010, by and between Cellu Tissue-CityForest LLC and Associated Bank, National Association.

10.5	Guaranty dated December 27, 2010, by Cellu Tissue Holdings, Inc. in favor of Associated Bank, National Association.

10.6	Taylor Separation Agreement dated as of December 27, 2010.

10.7	Morris Separation Agreement dated as of December 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2010

CELLU TISSUE HOLDINGS, INC.

By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated Bylaws.

10.1	Supplemental Indenture to Clearwater Paper Corporation’s 10 5/8% Senior Notes due 2016 dated as of December 27, 2010, among Cellu Tissue Holdings, Inc., the subsidiary guarantors, Clearwater Paper Corporation and U.S. Bank National Association, as Trustee.

10.2	Supplemental Indenture to Clearwater Paper Corporation’s 7 1/8% Senior Notes due 2018 dated as of December 27, 2010, among Cellu Tissue Holdings, Inc., the subsidiary guarantors, Clearwater Paper Corporation and U.S. Bank National Association, as Trustee.

10.3	Guaranty and Security Agreement dated as of December 27, 2010, by Cellu Tissue Holdings, Inc. and the subsidiary guarantors in favor of Bank of America, N.A., as agent on behalf of each secured party.

10.4	Second Amended and Restated Reimbursement Agreement dated as of December 27, 2010, by and between Cellu Tissue-CityForest LLC and Associated Bank, National Association.

10.5	Guaranty dated December 27, 2010, by Cellu Tissue Holdings, Inc. in favor of Associated Bank, National Association.

10.6	Taylor Separation Agreement dated as of December 27, 2010.

10.7	Morris Separation Agreement dated as of December 27, 2010.